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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549

                                _________________


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported) February 2, 1998



                          COMPUTER SCIENCES CORPORATION
               (Exact name of Registrant as specified in its charter)


NEVADA                              1-4850                         95-2043126
(State or Other Jurisdiction     (Commission                 (I.R.S. Employer
of Incorporation)                File Number)             Identification No.)



2100 East Grand Avenue
El Segundo, California                                                  90245
(Address of Principal Executive Offices)                           (Zip Code)



Registrant's telephone number, including area code (310) 615-0311



                               Not Applicable
         (Former Name or Former Address, if Changed Since Last Report)




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

Item 5.     Other Events.

     On February 2, 1998, the Board of Directors of the Registrant declared a 2-for-1 stock split in the form of a 100% stock dividend with respect to the Common Stock, par value $1.00 per share, of the Registrant, payable to holders of record on March 2, 1998. A copy of a press release of the Registrant dated February 4, 1998, which corrects the press release of the Registrant dated February 2, 1998 describing the stock split, is included as Exhibit 99.1 hereto.

Item 7.     Financial Statements, Pro Forma Financial Information and
            Exhibits.

            The exhibit listed below is filed as a part of this report:

            99.1     Press Release of the Registrant dated February 4, 1998







                                    SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.




                                           COMPUTER SCIENCES CORPORATION


Dated: February 4, 1998                    By /s/ Scott M. Delanty
                                              -----------------------------
                                              Scott M. Delanty
                                              Vice President and Controller
                                              Chief Accounting Officer

                                                                EXHIBIT 99.1


News Release

Contact:  Bruce Plowman,                               FOR IMMEDIATE RELEASE
          Spencer Davis                                Moved on PR Newswire
          310.615.0311                                 February 4, 1998




              CSC PAYMENT DATE FOR THE 2-FOR-1 STOCK SPLIT WILL BE
             MARCH 23, 1998 FOR SHAREHOLDERS OF RECORD MARCH 2, 1998


     EL SEGUNDO, Calif., February 4, 1998 -- Computer Sciences Corporation (NYSE:CSC) announced that the payment date for the stock split in the form of a stock dividend announced two days ago will be March 23, 1998 for shareholders of record on March 2, 1998.

     This announcement is intended to correct the press release of February 2, 1998 which did not indicate the correct payment date.

     CSC has 44,000 employees in nearly 600 offices worldwide with revenue of $6.3 billion for the 12 months ended December 26, 1997. CSC provides clients with a wide range of professional services including management consulting, information systems consulting and integration, and outsourcing. More information about CSC is available at http://www.csc.com.


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